EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
ERF Wireless, Inc.
League City, Texas

We hereby consent to the incorporation by reference in ERF Wireless, Inc.’s (the “Company”) Registration Statement on Form S-8 (No. 333-143328 and No. 1443326) of our report dated March 25, 2008, relating to the consolidated financial statements which appear in the Company’s Annual Report on Form 10-KSB for the years ended December 31, 2007 and 2006.

/s/ LBB & Associates, Ltd., LLP
LBB & ASSOCIATES LTD., LLP
Houston, Texas
April 1, 2008